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                                                                   EXHIBIT 23.10

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Clear Channel Communications, Inc. and to the incorporation by reference therein of our report dated July 21, 1995 with respect to the consolidated financial statements of NOA Holding Company incorporated by reference in the Registration Statement (Form S-4 No. 333-43747) of Clear Channel Communications, Inc., filed with the Securities and Exchange Commission.

                                            /s/  ERNST & YOUNG LLP

Minneapolis, Minnesota
March 4, 1998